================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                   FORM 8-K/A

                                 ---------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)           DECEMBER 18, 1998
                                                           -----------------



                            IDG BOOKS WORLDWIDE, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        DELAWARE                       0-24617                 04-3078409
--------------------------------------------------------------------------------
(State or Other Jurisdiction         (Commission              (IRS Employer
    of Incorporation)                File Number)            Identification No.)





919 EAST HILLSDALE BOULEVARD, SUITE 400, FOSTER CITY, CALIFORNIA        94404
--------------------------------------------------------------------------------
               (Address of principal executive offices)               (Zip code)


        Registrant's telephone number, including area code (650) 655-3000



                                 NOT APPLICABLE
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report.)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

(a) On December 18, 1998, IDG Books Worldwide, Inc. (the "Company") closed the acquisition of the capital stock of Cliffs Notes, Inc. ("Cliffs Notes"), a privately held publisher of popular literary study guides, from the founder of Cliffs Notes, certain of his family members and other stockholders. The acquisition price included approximately $17.1 million in payments to Cliffs Notes' stockholders, retirement of stockholders' notes and bank debt, plus $0.5 million in transaction costs. The purchase price was determined as a result of arm's length negotiations between senior management of the Company and Cliffs Notes. The Company funded the acquisition with approximately $13.2 million from existing cash balances and approximately $4.4 million in borrowings under the Company's line of credit agreement. A copy of the Company's press release dated December 7, 1998 is incorporated herein by reference.

(b) Certain of the assets of Cliffs Notes constitute plant, equipment and other physical property, particularly furniture, fixtures and leasehold improvements used in the business of Cliffs Notes as described elsewhere herein, and the Company intends to continue such use.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Business Acquired. The following Cliffs Notes' historical financial statements are provided herein:

                                                                           Page
                                                                           ----
     i.   Independent Auditors' Report                                         3

     ii.  Balance Sheets as of June 30th, 1998 and (unaudited)
          September 30th, 1998                                                 4

     iii. Statements of Operations for the year ended
          June 30th, 1998 and (unaudited) the three months
          ended September 30th, 1998 and 1997                                  5

     iv.  Statements of Stockholders' Equity (Deficit) as of
          June 30th, 1998 and (unaudited) September 30th, 1998                 6

     v.   Statements of Cash Flows for the year ended
          June 30th, 1998 and (unaudited) the three months
          ended September 30th, 1998 and 1997                                  7

     vi.  Notes to Financial Statements                                  8 to 10

(b)  Pro Forma Financial Information

                                                                            Page
                                                                            ----
     i.   Unaudited Pro Forma Combined Balance Sheet as of
          September 30, 1998                                                  12

     ii.  Unaudited Pro Forma Combined Statement of Income for
          the year ended September 30, 1998                                   13

     iii. Notes to the Unaudited Pro Forma Combined
          Financial Statements                                                14

(c)  Exhibits       Description
      2.1*          Share Purchase Agreement dated December 7, 1998, by and
                    among the Company, Cliffs Notes and the Shareholders of
                    Cliffs Notes

     23.1           Independent Auditors' Consent

     99.1**         Press release of IDG Books Worldwide, Inc. dated November 7,
                    1998

     * Incorporated by reference from the Registrant's Report on Form 10-K (File No. 000-24617), filed with the Securities and Exchange Commission on December 28, 1998.

     ** Incorporated by reference from the Registrant's Report on Form 8-K (File No. 000-24617), filed with the Securities and Exchange Commission on January 4, 1999.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          IDG BOOKS WORLDWIDE, INC.


Date:  March 3, 1999                      By: /s/ James A. Doehrman
                                              ----------------------------------
                                              James A. Doehrman,
                                              Vice President and Chief Financial
                                              Officer (Principal Accounting
                                              Officer and Duly Authorized
                                              Officer)

INDEPENDENT AUDITORS' REPORT


Board of Directors
Cliffs Notes, Inc.
Lincoln, Nebraska

We have audited the accompanying balance sheet of Cliffs Notes, Inc. as of June 30, 1998, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at June 30, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ Deloitte & Touche LLP
Lincoln, Nebraska
November 23, 1998

                               CLIFFS NOTES, INC.
                                 BALANCE SHEETS


                                                                                    JUNE 30, 1998      SEPT. 30, 1998
                                                                                    -------------      --------------
                                                                                                        (unaudited)
Current Assets:
   Cash and cash equivalents .................................................       $       795        $     4,437
   Accounts receivable .......................................................         2,667,220          4,057,446
   Inventory .................................................................         1,366,929          1,198,611
   Income taxes receivable ...................................................           188,000            188,000
   Prepaid expenses ..........................................................           131,020            125,438
                                                                                     -----------        -----------
           Total current assets ..............................................         4,353,964          5,573,932

Property and Equipment:
   Furniture and fixtures ....................................................         1,273,286          1,278,146
   Leasehold improvements ....................................................           436,086            436,086
   Leased building ...........................................................           235,956            235,956
                                                                                     -----------        -----------
     Gross property and equipment ............................................         1,945,328          1,950,188
   Less: Accumulated depreciation ............................................         1,320,016          1,386,486
                                                                                     -----------        -----------
        Property and equipment - net .........................................           625,312            563,702

Other assets .................................................................           275,037            261,225
                                                                                     -----------        -----------
           Total Assets ......................................................       $ 5,254,313        $ 6,398,859
                                                                                     ===========        ===========


Current Liabilities:
   Line of credit ............................................................       $ 1,610,000          1,592,000
   Accounts payable - trade ..................................................           413,452            661,773
   Accounts payable - other ..................................................           317,903            268,675
   Sales return allowance ....................................................           713,000            898,000
   Accrued commissions .......................................................            51,808             76,415
   Accrued royalties .........................................................           146,296            177,245
   Current portion of notes payable - stockholders ...........................           338,161            338,161
   Other current liabilities .................................................           309,687            580,425
   Current capitalized lease obligation ......................................            64,394             32,538
                                                                                     -----------        -----------
           Total current liabilities .........................................         3,964,701          4,625,232

Long Term Liabilities:
   Notes payable to stockholders, less current portion .......................         2,028,882          2,028,882
   Other liabilities .........................................................            94,681             84,537
                                                                                     -----------        -----------

           Total Liabilities .................................................         6,088,264          6,738,651
                                                                                     -----------        -----------

Commitments and contingencies (see note D)


Stockholder's Equity (Deficit):
   Common stock, $1 par value; authorized 250,000 shares, issued 61,000 shares            61,000             61,000
   Additional paid-in-capital ................................................           285,422            285,422
   Accumulated deficit .......................................................        (1,059,810)          (565,651)
   Treasury stock; 16,075 shares, at cost ....................................          (120,563)          (120,563)
                                                                                     -----------        -----------
           Total Stockholders' Equity (Deficit) ..............................          (833,951)          (339,792)
                                                                                     -----------        -----------

     Total Liabilities and Equity ............................................       $ 5,254,313        $ 6,398,859
                                                                                     ===========        ===========



                        See notes to financial statements

                               CLIFFS NOTES, INC.
                            STATEMENTS OF OPERATIONS


                                                   FOR THE YEAR              FOR THE QUARTER ENDED
                                                       ENDED           ----------------------------------
                                                   JUNE 30, 1998       SEPT. 30, 1998      SEPT. 30, 1997
                                                   -------------       --------------      --------------
                                                                         (UNAUDITED)         (UNAUDITED)
Revenue:
  Net sales .................................       $ 11,751,909        $  4,270,540        $  3,785,761

  Cost of sales .............................          3,681,725           1,207,129           1,200,486
                                                    ------------        ------------        ------------

   Gross profit .............................          8,070,184           3,063,411           2,585,275

Operating expenses:
  Selling and marketing .....................          4,731,433           1,595,785           1,354,589
  General and administrative ................          3,400,941             555,400             830,847
                                                    ------------        ------------        ------------

   Total operating expenses .................          8,132,374           2,151,185           2,185,436
                                                    ------------        ------------        ------------

    Income (Loss) from operations ...........            (62,190)            912,226             399,839

Interest expense ............................           (398,829)            (87,529)           (111,907)
Other income ................................             44,691             (11,538)              4,552
                                                    ------------        ------------        ------------

    Income (Loss) before income taxes .......           (416,328)            813,159             292,484

Income tax (expense) benefit ................            188,000            (319,000)           (150,200)
                                                    ------------        ------------        ------------

     Net income (loss) ......................       $   (228,328)       $    494,159        $    142,284
                                                    ============        ============        ============



                        See notes to financial statements

                               CLIFFS NOTES. INC.
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                                    COMMON STOCK          ADDITIONAL    RETAINED            TREASURY STOCK             TOTAL
                             -------------------------     PAID-IN      EARNINGS      --------------------------   STOCKHOLDERS'
                               SHARES        AMOUNT        CAPITAL      (DEFICIT)       SHARES          COST      EQUITY (DEFICIT)
                             -----------------------------------------------------------------------------------------------------
Balance, June 30, 1997            61,000   $    61,000   $   225,103   $  (831,482)        16,450    $  (123,375)   $  (668,754)

    Stock distribution                --            --        60,319            --           (375)         2,812         63,131

    Net loss                          --            --            --      (228,328)            --             --       (228,328)
                             --------------------------------------------------------------------------------------------------
Balance, June 30, 1998            61,000        61,000       285,422    (1,059,810)        16,075       (120,563)      (833,951)

    Net income (unaudited)            --            --            --       494,159             --             --        494,159
                             --------------------------------------------------------------------------------------------------

Balance, Sept. 30, 1998
   (unaudited)                    61,000   $    61,000   $   285,422   $  (565,651)        16,075    $  (120,563)   $  (339,792)
                             ==================================================================================================



                        See notes to financial statements

                               CLIFFS NOTES, INC.
                            STATEMENTS OF CASH FLOWS


                                                                            FOR THE YEAR            FOR THE QUARTER ENDED
                                                                                ENDED          ---------------------------------
                                                                            JUNE 30, 1998      SEPT. 30, 1998     SEPT. 30, 1997
                                                                            -------------      --------------     --------------
                                                                                                 (UNAUDITED)        (UNAUDITED)
Cash flows from operating activities:
  Net income (loss) ..................................................       $  (228,328)       $   494,159        $   142,284
  Reconciliation to net cash provided by (used for) operations:
   Depreciation and amortization .....................................           301,994             66,470            124,925
   Gain on sale of fixed assets ......................................            (9,098)                --                 --
   Stock compensation expense ........................................            63,132                 --                 --
  Changes in assets and liabilities:
   Accounts receivable ...............................................          (265,172)        (1,390,226)        (1,111,955)
   Inventory .........................................................           321,087            168,318            303,428
   Income taxes receivable ...........................................           253,730                 --            150,200
   Prepaids and other assets .........................................            25,795              5,582             43,933
   Other long-term assets ............................................            29,270             13,812             42,666
   Accounts payable ..................................................            42,385            199,093           (139,001)
   Accrued commissions ...............................................            38,178             24,607             46,416
   Accrued royalties .................................................           (37,212)            30,949            (69,332)
   Accrued expenses ..................................................           (69,803)           455,738            (45,206)
   Other long-term liabilities .......................................            94,681            (10,144)                --
                                                                             -----------        -----------        -----------
    Net cash flows from operating activities .........................           560,639             58,358           (511,642)

Cash flows from investing activities:
  Purchase of property and equipment .................................           (29,232)            (4,860)          (237,055)
  Proceeds from sale of property and equipment .......................           192,500                 --                 --
  Proceeds from sale of investments ..................................           189,000                 --                 --
  Proceeds from sale of long-term assets .............................           111,243                 --                 --
                                                                             -----------        -----------        -----------
    Net cash flows from investing activities .........................           463,511             (4,860)          (237,055)

Cash flows from financing activities:
  Net payments under line of credit ..................................          (430,000)           (18,000)                --
  Payments on notes to shareholders ..................................          (338,161)                --                 --
  Payments on long-term debt .........................................          (137,333)                --            595,041
  Payments on capital lease obligation ...............................          (117,961)           (31,856)           153,656
                                                                             -----------        -----------        -----------
    Net cash flows from financing activities .........................        (1,023,455)           (49,856)           748,697

Net increase in cash and cash equivalents ............................               695              3,642                 --

Cash and cash equivalents, beginning balance .........................               100                795                100
                                                                             -----------        -----------        -----------

Cash and cash equivalents, end of period .............................       $       795        $     4,437        $       100
                                                                             ===========        ===========        ===========


Supplemental cash flow information:

   Cash paid during year for:
     Interest ........................................................       $   382,670        $    85,884        $   109,107
     Income taxes refunded ...........................................       $   436,699        $        --        $        --



                        See notes to financial statements

CLIFFS NOTES, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
YEAR ENDED JUNE 30, 1998
(INFORMATION FOR THE SEPTEMBER 30, 1998 AND 1997 QUARTERS IS UNAUDITED)


A.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business - The Company is an educational publisher. It publishes and distributes literary notes, test preparation guides and various course review guides under the trade names of "Cliffs Notes" and "Cliffs StudyWare". Test preparation and course review guides are distributed in both textual and software modes.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents - For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Allowance For Sales Returns - The Company has an unlimited right of return policy on most sales. A provision for estimated allowances related to future returns of items sold has been recorded in the accompanying financial statements.

Inventory - Inventories are stated at the lower of cost (first-in, first-out method) or market.

Other Assets - The primary component of other assets is art and collectibles with an indeterminable life. All items are recorded at cost.

Furniture and Equipment - Furniture and equipment are stated at cost. The Company provides for depreciation principally on the straight-line method over the estimated useful lives of the property which range from 5 to 12 years. Maintenance and repairs are expensed as incurred and major betterments and additions are capitalized. The cost and related accumulated depreciation are removed from the accounts for disposals and the resulting gain or loss is reflected in earnings.

Income Taxes - The Company accounts for income taxes using the asset and liability method for tax reporting and measures deferred tax assets and liabilities based on temporary differences existing at the balance sheet date using enacted tax rates.

B.   NOTES PAYABLE

The Company has a $4,000,000 line of credit agreement with a bank with interest at the bank's national rate, which was 8.5% at June 30, 1998, and is due December 15, 1998. There was $1,610,000 and $1,592,000 borrowed under the line as of June 30, 1998 and September 30, 1998, respectively. The line of credit is collateralized by all trade accounts receivable and inventory.

C.   NOTES PAYABLE TO STOCKHOLDERS

Notes payable to stockholders are uncollateralized and bear interest at 8% which is paid quarterly. The notes are due in annual installments of $338,161 through December 15, 2004.

Maturities of long-term debt are as follows:

        FISCAL
         YEAR
        ENDING
       JUNE 30,                       AMOUNT
       --------                     -----------
         1999                       $   338,161
         2000                           338,161
         2001                           338,161
         2002                           338,161
         2003                           338,161
      Thereafter                        676,238
                                    -----------
                                      2,367,043
 Less current portion                  (338,161)
                                    -----------
                                    $ 2,028,882
                                    ===========

D.   LEASE COMMITMENTS

The Company has a lease agreement with a partnership formed by officers of the Company for space used for its warehouse and offices. The original lease agreement was extended for a period of 2 years expiring in December 1998. The related party lease is a capital lease which has future minimum lease payments of $64,394 for fiscal year 1999.

The Company leases additional warehouse space from a third party under month to month terms. The Company subleases office space to a third party upon which the Company has an operating lease for office space which expires in June 2001. Rent expense for leases for the year ended June 30, 1998 and the quarters ending September 30, 1998 and September 30, 1997 was $79,211, $21,572 and $19,653,
respectively. The future minimum lease commitments (excluding escalation clauses tied to Consumer Price Index) for these operating leases as of June 30, 1998 are as follows:

      YEAR
      ENDED
     JUNE 30              AMOUNT
     -------             -------
      1999               $28,200
      2000                28,200
      2001                25,850

E.   INCOME TAXES

Income tax expense differs from the "expected" income tax at statutory rates for the year ended June 30, 1998 as follows:

                Computed "expected" income tax benefit        $ 142,000
                Change in valuation allowance                    42,000
                Other                                             4,000
                                                              ---------
                                                              $ 188,000
                                                              =========

The components of deferred taxes in the balance sheet as of June 30, 1998 are as follows:

                Deferred tax assets:
                  Accrued liabilities                         $ 379,000
                  Inventory valuations                           36,000
                  Allowance for doubtful accounts                46,000
                  NOL carryforward                               17,000
                  Write off of long-term assets                  16,000
                  Other                                          17,000
                                                              ---------
                     Deferred tax assets                        511,000
                Deferred tax liabilities:
                  Depreciation                                    8,000
                                                              ---------
                Net deferred tax asset                          503,000
                Less valuation allowance                       (503,000)
                                                              ---------
                                                              $      --
                                                              =========

A valuation allowance has been recognized since it is more likely than not that the net deferred tax asset will not be realized. During the year the Company recognized a $42,000 decrease in the valuation allowance as a result of decreases in the net deferred tax assets.

F.   RETIREMENT AND SAVINGS PLANS

The Company has a 401(k) savings plan which covers all employees 21 years of age or older with 12 months of service. Employee contributions are matched by Company contributions using a 50% matching percentage. All employees in the plan are 100% vested. The Company's matching contribution charged to expense was $81,490, $18,029 and $23,227 for the year ended June 30, 1998 and the quarters ending September 30, 1998 and 1997, respectively.

The Company also sponsors a money purchase retirement plan which covers all employees 21 years of age or older with 12 months of service. The Company contributes to the plan 10% of each participant's compensation as defined in the plan document. All employees vest at a rate of 25% per year. The Company contributed $198,738, $47,888 and $58,063 to the plan for the year ended June 30, 1998 and the quarters ended September 30, 1998 and 1997, respectively.

G.   SALES TO MAJOR CUSTOMERS

Transactions with four customers accounted for net sales of approximately $5,140,000, $2,010,127, and $1,259,639 for the year ended June 30, 1998, and the quarters ended September 30, 1998 and 1997, respectively. Outstanding accounts receivable from these customers were approximately $1,581,000 and $1,696,000 at June 30, 1998 and September 30, 1998.

H.   RELATED PARTY TRANSACTIONS

The Company has an agreement with a related party who provides computer consulting services. Total expense applicable to this agreement was approximately $133,000, $35,000 and $33,000 for the year ended June 30, 1998 and the quarters ended September 30, 1998 and 1997, respectively.

The Company has entered into transactions with a related party relating to the exchange of art and collectibles. The balance of art and collectibles is $215,109 and $201,297 at June 30, 1998 and September 30, 1998 and is included in other assets.

I.   COPYRIGHT PAYMENTS

During July of 1991, the Company acquired the copyrights to publish Cliffs Notes from Cliff's Charitable Foundation (the Foundation) which was created by the Company's founder. The Company is required to pay 2 1/2% of the net sales of material sold subject to the copyrights from the date of the agreement through December 31, 2025. The agreement requires payment to be made quarterly. For the year ended June 30, 1998 and for the quarters ended September 30, 1998 and 1997, $172,000, $61,142 and $45,512, respectively, was charged to cost of goods sold for sales of copyrighted material subject to this agreement.

In the event of a sale of all the outstanding stock of the Company, the Board of Directors approved a motion during their October 17, 1998 meeting to pay the Foundation $900,000 plus any amount owed under the terms of the original agreement as complete settlement of all amounts owed to the Foundation.

J.   UNAUDITED INTERIM FINANCIAL STATEMENTS

Unaudited interim financial statements as of September 30, 1998 and for the three month periods ended September 30, 1997 and 1998 are unaudited but have been prepared in accordance with generally accepted accounting principles for interim financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations of any interim period are not necessarily indicative of the results of operations for the full year.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma combined financial information presented herein gives effect to the Registrant's acquisition of all of the capital stock of Cliffs Notes, Inc., ("Cliffs Notes") which was completed on December 18, 1998. The pro forma financial information is based on the historical financial statements of the Registrant and Cliffs Notes. The Registrant's fiscal year end is the last Saturday of September and Cliffs Notes fiscal year end is June 30. For convenience, the Registrant's fiscal year ends are denoted in the accompanying pro forma financial information as September 30.

The acquisition of Cliffs Notes has been accounted for as a purchase business combination. Accordingly, assets acquired and liabilities assumed have been recorded at their estimated fair values, which are subject to further adjustment, based upon other analyses, with appropriate recognition given to the effect of the Registrant's borrowing rates and income taxes. Such allocation is preliminary and subject to revision upon receipt of final information concerning the amounts of working capital at closing and the cost of the Registrant's restructuring plan with respect to Cliff's notes.

The unaudited pro forma combined balance sheet as of September 30, 1998 gives effect to the acquisition of Cliffs Notes as if it had been consummated on September 30, 1998. This balance sheet combines the audited historical balance sheet at September 30, 1998 for the Registrant and the unaudited historical balance at September 30, 1998 for Cliffs Notes.

The unaudited pro forma combined income statement for the year ended September 30, 1998 gives effect to the acquisition of Cliffs Notes as if it had been consummated on October 1, 1997. The accompanying unaudited pro forma combined statement of income combines the respective income statements for the twelve months ended September 30, 1998 of the Registrant and Cliffs Notes.

The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The unaudited pro forma combined financial statements do not purport to present the financial position or results of operations of the Registrant had the acquisition of Cliffs Notes occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma combined statement of income does not reflect any adjustments for synergies that management expects to realize upon consummation of the acquisition. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, that will be realized.

                    IDG BOOKS WORLDWIDE, INC. AND SUBSIDIARY
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 (IN THOUSANDS)


                                     ASSETS


                                            IDG BOOKS      CLIFFS NOTES      PRO FORMA            PRO FORMA
                                         SEPT. 30, 1998   SEPT. 30, 1998    ADJUSTMENTS            COMBINED
                                         --------------   --------------    -----------           ----------
Current Assets:
    Cash ...........................        $ 15,466        $      4         $(13,160)(1)         $  2,310
    Accounts receivable-net ........          27,477           4,058               --               31,535
    Inventory-net ..................          10,367           1,199              149 (2)           11,715
    Receivable from parent .........           1,514              --               --                1,514
    Other current assets ...........             903             125               --                1,028
    Income taxes receivable ........              --             188               --                  188
    Deferred tax assets ............          18,144              --              852 (3)           18,996
                                            --------        --------         --------             --------
        Total current assets .......          73,871           5,574          (12,159)              67,286

    Royalty advances-net ...........           5,195              --               --                5,195
    Property and equipment-net .....           5,605             564             (255)(4)            5,914
    Intangible assets-net ..........           3,583              --           15,277 (5)           18,860
    Other assets ...................              --             261              (75)(6)              186
                                            --------        --------         --------             --------
             Total Assets ..........        $ 88,254        $  6,399         $  2,788             $ 97,441
                                            ========        ========         ========             ========


                                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
    Accounts payable - trade .......        $  5,885        $    662         $     --             $  6,547
    Accounts payable - other .......              --             269               --                  269
    Accrued liabilities ............          35,779           2,102            1,631 (7)           39,512
                                            --------        --------         --------             --------
        Total current liabilities ..          41,664           3,033            1,631               46,328

Long Term Liabilities:
    Line of credit .................              --           1,592            2,846 (8)            4,438
    Note payable to stockholders ...              --           2,029           (2,029)(9)               --
    Other long term liabilities ....              --              85               --                   85
                                            --------        --------         --------             --------
        Total long term liabilities               --           3,706              817                4,523

             Total Liabilities .....          41,664           6,739            2,448               50,851
                                            --------        --------         --------             --------

Stockholder's Equity:
    Common Stock ...................              14              61              (61)(10)              14
    Additional paid-in-capital .....          44,029             286             (286)(10)          44,029
    Retained earnings ..............           2,547            (566)             566 (10)           2,547
    Treasury stock .................              --            (121)             121 (10)              --
                                            --------        --------         --------             --------
             Total Equity ..........          46,590            (340)             340               46,590
                                            --------        --------         --------             --------

     Total Liabilities and Equity ..        $ 88,254        $  6,399         $  2,788             $ 97,441
                                            ========        ========         ========             ========


         See notes to unaudited pro forma combined financial statements

                    IDG BOOKS WORLDWIDE, INC. AND SUBSIDIARY
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                  CLIFFS
                                                  IDG BOOKS      NOTES FOR
                                               FOR THE TWELVE    THE TWELVE
                                                MONTHS ENDED    MONTHS ENDED       PRO FORMA           PRO FORMA
                                               SEPT. 30, 1998  SEPT. 30, 1998     ADJUSTMENTS           COMBINED
                                               --------------  --------------     -----------          ----------
Revenue:
  Net sales ..............................        $136,650        $ 12,237               --             $148,887
  Licensing and other revenues ...........           4,875              --               --                4,875
                                                  --------        --------         --------             --------
   Total net sales and revenues ..........         141,525          12,237               --              153,762

Total cost of sales ......................          73,952           3,688               --               77,640
Total selling, general, and administrative
expenses .................................          46,896           7,826               --               54,722
Depreciation/Amortization ................           3,417             244              504  (11)          4,165
                                                  --------        --------         --------             --------
   Total operating expense ...............         124,265          11,758              504              136,527
                                                  --------        --------         --------             --------

Operating profits ........................          17,260             479             (504)              17,235

Interest expense .........................              --             374            1,070  (12)          1,444
                                                  --------        --------         --------             --------

Income before income taxes ...............          17,260             105           (1,574)              15,791

Provision for (benefit from) taxes .......           7,077             (19)            (296) (13)          6,762
                                                  --------        --------         --------             --------

Net Income ...............................        $ 10,183        $    124         ($ 1,278)            $  9,029
                                                  ========        ========         ========             ========


Net Income per share:

    Basic                                         $   0.88                                              $   0.78
                                                  ========                                              ========
    Diluted                                       $   0.87                                              $   0.77
                                                  ========                                              ========

Shares used in per share calculation:

    Basic                                           11,633                                                11,633
                                                  ========                                              ========
    Diluted                                         11,701                                                11,701
                                                  ========                                              ========



         See notes to unaudited pro forma combined financial statements

                    IDG BOOKS WORLDWIDE, INC. AND SUBSIDIARY
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


(1) Represents $13.2 million cash portion of the acquisition price the Company used to acquire all of the capital stock of Cliffs Notes. The remainder of the purchase was funded by borrowings on the Company's line-of-credit with Wells Fargo Bank.

(2) Represents net impact of adjustment of inventory value to net realizable value at time of purchase.

(3)  Represents deferred tax impact of purchase price allocation.

(4) Represents the adjustment to the fair value of acquired equipment, furniture, fixtures and leasehold improvements based upon a review of the assets.

(5) Represents goodwill and the fair value of other intangible assets established in connection with the acquisition. Related amortization expense is reflected over the estimated useful lives of these assets, not exceeding 40 years.

(6)  Represents write off of other assets to net realizable value.

(7) Represents approximately $1.9 million accrued for certain estimated expenses payable in connection with the acquisition including the cost of a restructuring plan to relocate certain employees of Cliffs and terminate certain facility leases and other business contracts, offset by $0.3 million payment of the current portion of notes payable to stockholders as a result of the acquisition.

(8) Represents $4.4 million of indebtedness incurred in connection with the acquisition, net of payment on the Cliffs Notes Line of Credit, which was paid in full subsequent to the acquisition.

(9) Represents elimination of notes payable to stockholders, which were paid in full as part of the price of the acquisition.

(10) Represents elimination of the Cliffs Notes stockholders' equity accounts.

(11) Represents twelve months amortization of Intangible Assets.

(12) Represents interest expense assuming the entire purchase price of $17.6 million was initially funded using the Company's existing line of credit. Payments on the line of credit are assumed using net IPO cash proceeds of $5.6 million available for general corporate purposes, plus cash transferred to (swept by) the Parent through the intercompany account during fiscal 1998 prior to the IPO. The resulting net interest expense on the assumed outstanding line of credit balances is calculated using an average interest rate of 7.3%.

(13) Represents the tax effect of the pro forma adjustments (excluding the amortization of non-deductible goodwill) at the blended statutory rate of 41.5%.